EXHIBIT 21.1

      NAME OF SUBSIDIARY                 JURISDICTION OF INCORPORATION
      ------------------                 -----------------------------

      Actar Airforce, Inc.                        Canada

      Breas AB                                    Sweden

      Marquest Medical Products, Inc.             Colorado

      The Validation Group, Inc.                  New Jersey

      Thomas Medical Products, Inc.               Pennsylvania

      Vital Pharma, Inc.                          Florida

      Vital Signs California, Inc.                California

      Vital Signs Limited                         United Kingdom

      Vital Signs MN, Inc.                        Minnesota

      Vital Signs Export, Inc                     Barbados


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